Exhibit 10.6

PLEDGE AND SECURITY AGREEMENT

THIS PLEDGE AND SECURITY AGREEMENT (this “Agreement”) is made as of this 31 day of January, 2012, by and between THE GC NET LEASE (REDMOND) MEMBER, LLC, a Delaware limited liability company (“Pledgor”), having an address at 2121 Rosecrans, Ste. 3321, El Segundo, California 90245, and KEYBANK NATIONAL ASSOCIATION, in its capacity as Administrative Agent (the “Administrative Agent”) for the lenders party thereto from time to time (the “Lenders”) under that certain Mezzanine Credit Agreement dated as of even date herewith by and among Pledgor, the Administrative Agent and Lenders (the “Credit Agreement”); and

WHEREAS, Pledgor is the direct legal and beneficial owner of one-hundred percent (100%) of the membership interests in THE GC NET LEASE (REDMOND) INVESTORS, LLC, a Delaware limited liability company, (the “Pledged Entity”) having an address at 2121 Rosecrans, Ste. 3321, El Segundo, California 90245, as more particularly set forth on Schedule A hereto (such ownership interests respecting the Pledged Entity being referred to herein as the “Pledged Ownership Interests”); and

WHEREAS, pursuant to the Credit Agreement, the Lenders have agreed to make a loan to Pledgor, in the original principal amount of $15,000,000.00 (the “Loan”), the proceeds of which shall be used (x) to fund certain closing costs to be incurred by Pledgor in connection with the closing of the Loan, and (y) to be distributed by Pledgor in accordance with the terms and conditions of the Credit Agreement; and

WHEREAS, Pledgor wishes to grant pledges and security interests in favor of the Administrative Agent for the benefit of the Lenders, as herein provided.

NOW, THEREFORE, in consideration of the premises contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.	Pledge of Collateral. Pledgor hereby pledges and assigns to the Administrative Agent, and grants to the Administrative Agent, a security interest in, all of Pledgor’s right, title, and interest in and to the following (singly and collectively, the “Collateral”):

a.	the Pledged Ownership Interests together with all rights to Distributions or other payments from the Pledged Entity arising therefrom or relating thereto, and all options, rights, instruments, and other property or proceeds from time to time received, receivable, or otherwise distributable in respect of, in exchange for, and/or otherwise relating to any or all of the Pledged Ownership Interests, including, without limitation, all general intangibles, accounts, receivables, deposit accounts, payment intangibles, supporting obligations, and other contract rights or rights to the payment of money, as each of the foregoing terms is defined or otherwise described in the UCC; and

b.	to the extent not covered by subparagraph (a), all rights to receive all income, gain, profit, loss, or other items allocated or distributed to Pledgor under the Pledged Entity’s Organizational Documents; and

c.	to the extent not covered by subparagraph (a), all of Pledgor’s ownership interest in any capital accounts; and

d.	all of Pledgor’s voting rights and/or rights to control or direct the affairs (including, without limitation, the management) of the Pledged Entity;

e.	all of Pledgor’s rights to exercise and enforce any and every right, power, remedy, authority, option and privilege of such Pledgor relating to any of the foregoing including, without limitation, any power to (i) terminate, cancel or modify any agreement, (ii) execute any instruments and to take any and all other action on behalf of and in the name of such Pledgor in respect of any of the foregoing and the applicable Issuer thereof, (iii) exercise voting rights or make determinations, (iv) exercise any election (including, but not limited to, election of remedies), (v) exercise any “put”, right of first offer or first refusal, or other option, (vi) exercise any right of redemption or repurchase, (vii) give or receive any notice, consent, amendment, waiver or approval, (viii) demand, receive, enforce, collect or receipt for any of the foregoing, (ix) enforce or execute any checks, or other instruments or orders, (x) file any claims and to take any action in connection with any of the foregoing, or (xi) otherwise act as if such Pledgor were the absolute owner of such Pledged Ownership Interests and all rights associated therewith;

f.	all certificates and instruments representing or evidencing any of the foregoing;

g.	all other rights, titles, interests, powers, privileges and preferences pertaining to any of the foregoing; and

h.	any additional membership or other ownership interest in the Pledged Entity or entity which is the successor of the Pledged Entity, or any membership or other ownership interest exchangeable for or convertible into shares of capital stock by purchase or otherwise and the certificates or other instruments representing such additional interests, and all warrants, rights, instruments, and other property or proceeds from time to time received, receivable, or otherwise distributed in respect of or in exchange for any or all of such additional shares, securities, warrants, options, or other rights. Pledgor agrees that the Administrative Agent may from time to time attach as Schedule A hereto an updated list of the Collateral at the time pledged with the Administrative Agent hereunder.

2.	Certain Definitions. Capitalized terms used herein without definition shall have the respective meanings provided therefor in the Credit Agreement. Terms (whether or not capitalized) used herein and not defined in the Credit Agreement or otherwise defined herein that are defined in the Uniform Commercial Code as in effect in the State of New York or other applicable jurisdiction (the “UCC”) have such defined meanings herein, unless the context otherwise indicates or requires. In addition, the following terms used herein shall have the following meanings:

a.	“Article 8 Matter” means any action, decision, determination or election by the Pledged Entity or its respective member(s) that the membership interests or other equity interests in Pledged Entity shall be, or cease to be, a “security” as defined in and governed by Article 8 of the Uniform Commercial Code, and all other matters related to any such action, decision, determination or election.

b.	“Contractual Obligation” means, as to any Person, any contract, agreement, or undertaking, regardless of how characterized, oral or written, to which such Person is a party, or by which such Person or such Person’s property is bound, or to which such Person or such Person’s property is subject.

c.	“Distributions” means the declaration of payment of any distribution of cash or cash flow on account of the Pledged Ownership Interests, or any other distribution or payment on or in respect of any membership interest or the redemption or repurchase thereof.

d.	“Governmental Authority” means any national, state, or local government, any political subdivision thereof, or any other governmental, quasi-governmental, judicial, public, or statutory instrumentality, authority, body, agency, bureau, or entity or any arbitrator with authority to bind a Person at law, and any agency, authority, department, commission, board, bureau, or instrumentality of any of them.

e.	“Legal Requirements” means all applicable federal, state, county and local laws, by-laws, rules, regulations, codes and ordinances, and the requirements of any Governmental Authority having or claiming jurisdiction with respect thereto, including, but not limited to, all orders and directives of any Governmental Authority having or claiming jurisdiction with respect thereto.

f.	“Lien” means any lien, encumbrance, security interest, mortgage, restriction, charge or encumbrance of any kind.

g.	“Loan Documents” means those documents, instruments and agreements delivered pursuant to the Credit Agreement, and any other document, instrument or agreement executed to further evidence the Loan pursuant to the Credit Agreement, as same may be amended, modified, supplemented, or replaced from time to time.

h.	“Organizational Documents” means for any corporation, partnership, trust, limited liability company, limited liability partnership, unincorporated association, business or other legal entity, the documents pursuant to which such entity has been established or organized, as such documents may be amended from time to time.

3.	Security for Obligations. This Agreement secures, and the Collateral is collateral security for, the prompt payment or performance in full when due, whether at stated maturity, by required prepayment, declaration, acceleration, demand, or otherwise (including the payment of amounts that would become due but for the operation of the automatic stay under Section 362(a) of the Bankruptcy Code, 11 U.S.C. § 362(a)), of the obligations under the Credit Agreement and other Loan Documents, of every nature, now or hereafter existing under or arising out of or in connection with the Credit Agreement and the other Loan Documents and all renewals or extensions thereof, whether for principal, interest, fees, expenses, indemnities, or otherwise, whether voluntary or involuntary, direct or indirect, absolute or contingent, liquidated or unliquidated, whether or not jointly owed with others, and whether or not from time to time decreased or extinguished and later increased, created, or incurred, and all or any portion of such obligations or liabilities that are paid, to the extent all or any part of such payment is avoided or recovered directly or indirectly from the Administrative Agent as a preference, fraudulent transfer, or otherwise, and all obligations of every nature of Pledgor now or hereafter existing under this Agreement (all such obligations of Pledgor, being referred to herein, singly and collectively, as the “Secured Obligations”).

4.	Delivery of Collateral; Release of Collateral. As and to the extent the Pledged Ownership Interests at any time shall be evidenced by an instrument or a certificate, Pledgor shall or shall cause the Pledged Entity to:

a.	promptly deliver any such instrument or certificate, duly endorsed or subscribed by Pledgor or accompanied by appropriate instruments of transfer or assignment duly executed in blank by Pledgor, to the Administrative Agent as additional Collateral. Any such instruments or certificates received by Pledgor shall be held by Pledgor in trust, as agent for the Administrative Agent;

b.	Mark each instrument or certificate with a legend reading as follows:

“THE MEMBERSHIP INTERESTS EVIDENCED HEREBY ARE SUBJECT TO A PLEDGE AND SECURITY AGREEMENT WHICH CONTAINS A GRANT OF IRREVOCABLE PROXY. BY ACCEPTING ANY INTEREST IN SUCH MEMBERSHIP INTERESTS THE PERSON HOLDING SUCH INTEREST SHALL BE DEEMED TO AGREE TO AND SHALL BECOME BOUND BY ALL THE PROVISIONS OF SAID AGREEMENT.”

Pledgor shall cause the Pledged Entity to agree that, during the term of this Agreement, it will not remove, and will not permit to be removed (upon registration of transfer, reissuance or otherwise), the legend from any such instrument or certificate and will place or cause to be placed the legend on any new instrument or certificate issued to represent the Pledged Ownership Interest theretofore represented an instrument or certificate carrying a legend.

The Administrative Agent shall have the right, at any time after the occurrence and during the continuation of a Default, in its discretion and without notice to Pledgor, to transfer to or to register in the name of the Administrative Agent or any of its nominees any or all of the Collateral. In addition, the Administrative Agent shall have the right at any time to exchange certificates or instruments representing or evidencing Collateral for certificates or instruments of smaller or larger denominations.

5.	Representations and Warranties. Pledgor hereby represents and warrants as follows:

a.	Description of Collateral. The Pledged Ownership Interests are fully paid and non-assessable. The Pledged Ownership Interests constitute all of the issued and outstanding partnership interests of the Pledged Entity owned beneficially or of record by Pledgor. Pledgor does not hold nor does Pledgor have any right to the issuance of any options or other rights to purchase, and is not party to any other agreement with respect to, and does not hold or have the right to any property that is now or hereafter convertible into, or that requires the issuance or sale of, any membership or other ownership interests of the Pledged Entity.

b.	Ownership of Collateral. (i) Pledgor is the legal, record, and beneficial owner of, and has good and marketable title to, the Collateral described on Schedule A free and clear of, and subject to no, pledges, Liens, security interests, charges, options, restrictions or other encumbrances, except the pledge and security interest created by this Agreement, and (ii) Pledgor has the legal capacity to execute, deliver and perform Pledgor’s obligations under this Agreement and to pledge and grant a security interest in all of the Collateral of which it is the legal or beneficial owner pursuant to this Agreement.

c.	Governmental Authorizations. No authorization, approval, or other action by, and no notice to or filing with, any Governmental Authority is required for either (i) the pledge by Pledgor of the Collateral pursuant to this Agreement and the grant by Pledgor of the security interest granted hereby, (ii) the execution, delivery, or performance of this Agreement by Pledgor, or (iii) the exercise by the Administrative Agent of the voting or other rights, or the remedies in respect of the Collateral provided for in this Agreement (except as may be required in connection with a disposition of Collateral by laws affecting the offering and sale of securities generally).

d.	Opt-In to Article 8. With respect to the Pledged Ownership Interests, Pledgor represents and warrants that the Pledged Entity has opted into Article 8 of the UCC; provided, however, that the Pledged Ownership Interests hereunder shall be deemed “securities” for purposes of UCC compliance only and Pledgor acknowledges and agrees that the act of opting into Article 8 of the UCC alone does not categorize said interests as “securities” under any federal investment company laws or federal or state securities laws. None of the Collateral is dealt with or traded on any securities exchanges or in any securities markets.

e.	Creation, Perfection and Priority of Security Interest. By reason of the acts taken by Pledgor, the Administrative Agent has a first priority, perfected security interest in the Collateral, and no further or additional acts are required to create and perfect the Administrative Agent’s security interest in and lien on the Collateral, and the security interest in and the lien on the Collateral securing the Administrative Agent is superior in right and priority to any rights or claims of any other Person. This Agreement constitutes an authenticated record, and the Administrative Agent is authorized at all times to file any and all UCC financing statements determined by the Administrative Agent to be necessary or desirable to perfect its security interest in the Collateral.

f.	No Other Financing Statements. Other than the UCC financing statements delivered and filed by Pledgor and in connection with securing the Collateral, there is no financing statement (or similar statement or registration under the laws of any jurisdiction) now on file or registered in any public office covering any interest of Pledgor or any or any other Person in the Collateral or intended so to be.

g.	Other Information. All information heretofore, herein or hereafter supplied to the Administrative Agent by Pledgor with respect to the Collateral is accurate and complete in all material respects.

6.	Assurances and Covenants of Pledgor.

a.	Transfers and Other Liens. Pledgor shall not:

i.	sell, assign (by operation of law or otherwise), pledge, or hypothecate or otherwise dispose of, or grant any option with respect to, any of the Collateral, except to the Administrative Agent hereunder; or

ii.	create or suffer to exist any Lien upon or with respect to any of the Collateral, except for the Lien created hereunder.

b.	Covenants of Pledgor. Pledgor covenants and agrees that so long as any Secured Obligation is outstanding:

i.	Pledgor shall be the sole member and manager of the Pledged Entity and shall not resign or withdraw as limited partner or managing member or vote for, or agree or consent to, the admission of any new members to the Pledged Entity.

ii.	Pledgor shall not vote for, or agree or consent to, the sale, transfer, pledge or encumbrance of the Pledged Ownership Interests.

iii.	Pledgor shall not vote for, or agree or consent to, the discontinuance of the business or the dissolution or liquidation of the Pledged Entity.

iv.	Pledgor shall not vote for, or agree or consent to, any modifications to the Organizational Documents of the Pledged Entity.

v.	Pledgor shall not enter into any agreements which restrict, limit or otherwise impair the transferability of the Pledged Ownership Interests.

c.	Additional Collateral. Pledgor shall pledge hereunder, immediately upon Pledgor’s acquisition (directly or indirectly) thereof, any and all additional membership interests of the Pledged Entity.

d.	Pledge Amendments. Pledgor shall, upon obtaining any additional membership interests or other securities required to be pledged hereunder promptly (and in any event within five (5) Business Days) deliver to the Administrative Agent such documents as the Administrative Agent reasonably may require to confirm the pledge hereunder of such additional collateral; provided that the failure of Pledgor to execute any such additional documents with respect to any additional Pledged Ownership Interests pledged pursuant to this Agreement shall not impair the security interest of the Administrative Agent therein or otherwise adversely affect the rights and remedies of the Administrative Agent hereunder with respect thereto.

e.	Taxes and Assessments. Pledgor shall pay promptly when due all taxes, assessments, and governmental charges or levies imposed upon, and all claims against, the Collateral, except to the extent the validity thereof is being contested in good faith and by appropriate proceedings and in which reserves or other appropriate provisions have been made or provided therefor; provided that Pledgor shall in any event pay such taxes, assessments, charges, levies, or claims not later than five (5) days prior to the date of any proposed sale under any judgement, writ, or warrant of attachment entered or filed against Pledgor or any of the Collateral as a result of the failure to make such payment.

f.	Further Assurances. Pledgor shall from time to time, at the expense of Pledgor, promptly execute and deliver all further instruments and documents, and take all further action, that may be necessary or desirable, or that the Administrative Agent may reasonably request, in order to give full effect to this Agreement and to perfect and protect any security interest granted or purported to be granted hereby or to enable the Administrative Agent to exercise and enforce its rights and remedies hereunder with respect to any Collateral, provided that such further instruments, documents and action are consistent with this Agreement.

g.	Warranty of Title to Collateral. Pledgor covenants that Pledgor will defend its rights and title in the Collateral against the claims and demands of all Persons whomsoever. Pledgor further covenants that Pledgor will have the like title to and right to pledge and grant a security interest in the Collateral hereafter pledged or in which a security interest is granted to the Administrative Agent, hereunder and will likewise defend its rights therein.

h.	Good Standing. Pledgor will at all times be duly organized and is, and will at all times be, validly existing, in good standing, and qualified to do business in each jurisdiction where required. Pledgor will at all times have all requisite power to own its property and conduct its business as now conducted and as presently contemplated.

7.	Voting Rights, Dividends, Etc.

a.	So long as no Default shall have occurred and be continuing:

i.	Pledgor shall be entitled to exercise any and all voting and other consensual rights pertaining to the Collateral or any part thereof for any purpose not inconsistent with the terms of this Agreement, the Credit Agreement or any other Loan Document, provided, however, subject to the provisions of Section 6(b) hereof;

ii.	Subject to the terms and conditions of the Credit Agreement, Pledgor shall be entitled to receive and retain, and to utilize free and clear of the Lien of this Agreement, any and all (A) Distributions, and (B) distributions of capital or other property on or in respect of any of the Pledged Ownership Interests pursuant to the recapitalization or reclassification of the capital of the issuer thereof or pursuant to the reorganization thereof, paid in respect of the Collateral; provided, however, if any such property is distributed in the form of shares of stock or certificates in the Pledged Entity, such shares or certificates shall be pledged and delivered to the Administrative Agent as provided for in Section 6(c)) (collectively, “Collateral Payments and Distributions”); and

iii.	The Administrative Agent shall promptly execute and deliver (or cause to be executed, and delivered) to Pledgor all such proxies, dividend payment orders, and other instruments as Pledgor may from time to time reasonably request for the purpose of enabling Pledgor to exercise the voting and other consensual rights which it is entitled to exercise pursuant to paragraph (i), above, and to receive the Collateral Payments and Distributions which Pledgor is authorized to receive and retain pursuant to paragraph (ii), above.

b.	Upon the occurrence and during the continuation of a Default and after notice from the Administrative Agent (to the extent notice is required under the Loan Documents):

i.	upon written notice from the Administrative Agent to Pledgor, all rights of Pledgor to exercise the voting and other consensual rights which it would otherwise be entitled to exercise pursuant to Section 7(a)(i) shall cease, and all such rights shall thereupon become vested in the Administrative Agent who shall thereupon have the sole right to exercise such voting and other consensual rights;

ii.	all rights of Pledgor to receive the Collateral Payments and Distributions which Pledgor would otherwise be authorized to receive and retain pursuant to Section 7(a)(ii) shall cease, and all such rights shall thereupon become vested in the Administrative Agent who shall thereupon have the sole right to receive and hold as Collateral such Collateral Payments and Distributions; and

iii.	all Collateral Payments and Distributions which are received by Pledgor contrary to the provisions of paragraph (ii) of this Section 7(b) shall be received in trust for the benefit of the Administrative Agent, shall be segregated from other funds of Pledgor, and shall forthwith be paid over to the Administrative Agent as Collateral in the same form as so received (with any necessary endorsements).

c.	In order to permit the Administrative Agent to exercise the voting and other consensual rights which it may be entitled to exercise pursuant to Section 7(b)(i) and to receive all Collateral Payments and Distributions which it may be entitled to receive under Section 7(a)(ii) or Section 7(b)(ii), (i) Pledgor shall promptly execute and deliver (or cause to be executed and delivered) to the Administrative Agent all such proxies, dividend payment orders, and other instruments as the Administrative Agent may from time to time reasonably request, and (ii) without limiting the effect of the immediately preceding clause (i), Pledgor hereby grants to the Administrative Agent an irrevocable proxy to vote the Pledged Ownership Interests and to exercise all other rights, powers, privileges, and remedies to which a holder of the Pledged Ownership Interests would be entitled (including, without limitation, giving or withholding written consents of members, calling special meetings of members, and voting at such meetings), which proxy shall be effective, automatically and without the necessity of any action (including any transfer of any Pledged Ownership Interests on the record books of the issuer thereof) by any other Person (including the issuer of the Pledged Ownership Interests or any officer or agent thereof).

d.	Notwithstanding any of the foregoing, Pledgor agrees that this Agreement shall not in any way be deemed to obligate the Administrative Agent to assume any of Pledgor’s obligations, duties, expenses, or liabilities arising out of this Agreement unless the Administrative Agent otherwise expressly agrees to assume any or all of said obligations, duties, expenses, or liabilities in writing.

8.	Administrative Agent Appointed Attorney-in-Fact. Pledgor hereby irrevocably appoints the Administrative Agent as Pledgor’s attorney-in-fact, with full authority in the place and stead of Pledgor and in the name of Pledgor, exercisable after the occurrence and during the continuation of a Default, from time to time in the Administrative Agent’s discretion to take any action and to execute any instrument that the Administrative Agent may deem necessary or advisable to accomplish the purposes of this Agreement, including, without limitation:

a.	subsequent to a Default which has not been cured or waived, to ask, demand, collect, sue for, recover, compound, receive, and give acquittance and receipts for moneys due and to become due under or in respect of any of the Collateral;

b.	subsequent to a Default which has not been cured or waived, to receive, endorse, and collect any instruments made payable to Pledgor representing any dividend or other distribution in respect of the Collateral or any part thereof and to give full discharge for the same; and

c.	subsequent to a Default which has not been cured or waived, to file any claims or take any action or institute any proceedings that the Administrative Agent may deem necessary or desirable for the collection of any of the Collateral or otherwise to enforce the rights of the Administrative Agent with respect to any of the Collateral.

9.	Standard of Care. The powers conferred on the Administrative Agent hereunder are solely to protect its interest in the Collateral and shall not impose any duty upon it to exercise any such powers. Except for the exercise of reasonable care in the custody of any Collateral in its possession and the accounting for moneys actually received by it hereunder, the Administrative Agent shall have no duty as to any Collateral, it being understood that the Administrative Agent shall have no responsibility for (a) ascertaining or taking action with respect to calls, conversions, exchanges, maturities, tenders, or other matters relating to any Collateral, whether or not the Administrative Agent has or is deemed to have knowledge of such matters, (b) taking any necessary steps (other than steps taken in accordance with the standard of care set forth above to maintain possession of the Collateral) to preserve rights against any parties with respect to any Collateral, (c) taking any necessary steps to collect or realize upon the Secured Obligations or any guaranty therefor, or any part thereof, or any of the Collateral, or (d) initiating any action to protect the Collateral against the possibility of a decline in market value. In no event shall the standard of care imposed upon the Administrative Agent hereunder exceed the minimum applicable standard of care imposed under Section 9-207 of the UCC.

10.	Waiver of Defenses; Secured Obligations Not Affected. Pledgor hereby waives and agrees not to assert or take advantage of any defense based on: (i) except for a breach of the standard of care set forth in Section 9, any lack of diligence by the Administrative Agent in collection, protection or realization upon any Collateral; (ii) the failure to make or give notice of presentment and demand for payment, or failure to make or give protest and notice of dishonor or of default to Pledgor or to any other party with respect to the Secured Obligations; (iii) any exculpation of liability of any party contained in the Loan Documents; (iv) the failure of the Administrative Agent to perfect any security or to extend or renew the perfection of any security; (v) any valuation, stay, moratorium law or other similar law now or hereafter in effect or any right to require the marshalling of assets of Pledgor; (vi) any fraudulent, illegal or improper act by the Pledged Entity or Pledgor; and (vii) to the fullest extent permitted by law, any other legal, equitable or suretyship defenses whatsoever to which Pledgor might otherwise be entitled, it being the intention that the obligations of Pledgor hereunder shall be absolute, unconditional and irrevocable.

11.	Remedies.

a.	If any Default shall have occurred and be continuing, beyond all applicable grace and cure periods under the Loan Documents, then the Administrative Agent may exercise in respect of the Collateral, in addition to all other rights and remedies provided for herein or otherwise available to it, all the rights and remedies of a secured party on default under the UCC (whether or not the UCC applies to the affected Collateral), and the Administrative Agent may also in its sole discretion, without notice except as specified below, sell the Collateral or any part thereof in one or more parts at public or private sale, at any exchange or broker’s board or at any of the Administrative Agent’s offices or elsewhere, for cash, on credit, or for future delivery, at such time or times and at such price or prices and upon such other terms as the Administrative Agent may deem commercially reasonable, irrespective of the impact of any such sales on the market price of the Collateral. The Administrative Agent may be the purchaser of any or all of the Collateral at any such sale and the Administrative Agent shall be entitled, for the purpose of bidding and making settlement or payment of the purchase price for all or any portion of the Collateral sold at any such public sale, to use and apply any of the Secured Obligations as a credit on account of the purchase price for any Collateral payable by the Administrative Agent at such sale. Each purchaser at any such sale shall hold the property sold absolutely free from any claim or right on the part of Pledgor, and Pledgor hereby waives all rights of redemption, stay, and/or appraisal which Pledgor now has or may at any time in the future have under any rule of law or statute now existing or hereafter enacted. Pledgor agrees that, to the extent notice of sale shall be required by law, at least ten (10) Business Days’ notice to Pledgor of the time and place of any public sale or the time after which any private sale is to be made shall constitute reasonable notification. The Administrative Agent shall not be obligated to make any sale of Collateral regardless of notice of sale having been given. The Administrative Agent may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor, and such sale may, without further notice, be made at the time and place to which it was so adjourned. Pledgor hereby waives any claims against the Administrative Agent arising by reason of the fact that the price at which any Collateral may have been sold at such a private sale was less than the price which might have been obtained at a public sale, even if the Administrative Agent accepts the first offer received and does not offer such Collateral to more than one offeree.

b.

Pledgor recognizes that, by reason of certain prohibitions contained in the Securities Act of 1933, as from time to time amended (the “Securities Act”), and applicable state securities laws, the Administrative Agent may be compelled, with respect to any sale of all or any part of the Collateral conducted without prior registration or qualification of such Collateral under the Securities Act and/or such state securities laws, to limit purchasers to those who will agree, among other things, to acquire the Collateral for their own account, for investment and not with a view to the distribution or resale thereof. Pledgor acknowledges that any such private sales may be at prices and on terms less favorable than those obtainable through a public sale without such restrictions (including, without limitation, a public offering made pursuant to a registration statement under the Securities Act) and, notwithstanding such circumstances, Pledgor agrees that any such private sale shall be deemed to have been made in a commercially reasonable manner and that the Administrative Agent shall have no obligation to engage in public sales and no obligation to delay the sale of any Collateral for the period of time necessary to permit the issuer thereof to register it for a form of public sale requiring registration under the Securities Act or under applicable state securities laws, even if such issuer would, or should, agree to so register it.

c.	If the Administrative Agent determines to exercise its right to sell any or all of the Collateral, then, upon the Administrative Agent’s written request, the Pledged Entity shall furnish to the Administrative Agent such information as the Administrative Agent may reasonably request of Pledgor concerning Pledgor and the Collateral granted by Pledgor.

12.	Application of Proceeds. Except as expressly provided elsewhere in this Agreement, all proceeds received by the Administrative Agent in respect of any sale of, collection from, or other realization upon all or any part of the Collateral may, in the discretion of the Administrative Agent , be held by the Administrative Agent as Collateral for, and/or then, or at any time thereafter, applied in full or in part by the Administrative Agent against, the Secured Obligations in the following order of priority:

FIRST: As provided for in the Loan Documents, and all reasonable amounts for which the Administrative Agent is entitled to indemnification hereunder and all advances made by the Administrative Agent hereunder for the account of Pledgor; and

SECOND: To the payment to or upon the order of Pledgor, or to whosoever may be lawfully entitled to receive the same or as a court of competent jurisdiction may direct, of any surplus then remaining from such proceeds.

13.	Legal Fees, Costs and Expenses. Pledgor further agrees to pay upon demand all Costs reasonably incurred by the Administrative Agent, or its successors or assigns, in connection with enforcing any of the rights or remedies of the Administrative Agent or its successors or assigns, under or with respect to this Agreement including, but not limited to, attorneys’ reasonable fees and the out-of-pocket expenses and disbursements of such attorneys.

14.

Continuing Security Interest; Transfer of Loan. This Agreement shall create a continuing security interest in the Collateral and shall (a) remain in full force and effect until the payment in full of all Secured Obligations and the cancellation or termination of the Credit Agreement, (b) be binding upon Pledgor, and Pledgor’s legal representatives, successors and assigns, and (c) inure, together with the rights and remedies of the Administrative Agent hereunder, to the benefit of the Administrative Agent and its successors, transferees, and assigns. Without limiting the generality of the foregoing clause (c), the Administrative Agent may assign or otherwise transfer the Loan held by it to any other Person, and such other Person shall thereupon become vested with all the benefits in respect thereof granted to the Administrative Agent herein or otherwise. Upon the indefeasible payment in full of all Secured Obligations, the security interest granted hereby shall terminate and all rights to the Collateral shall revert to Pledgor. Upon any such termination the Administrative Agent will, at Pledgor’s expense, execute and deliver to Pledgor such documents as Pledgor shall reasonably request to evidence such termination and Pledgor shall be entitled to the return, upon Pledgor’s request and at Pledgor’s expense, against receipt and without recourse to the Administrative Agent, of such of the Collateral as shall not have been sold or otherwise applied pursuant to the terms hereof.

15.	Amendments, Etc. No amendment, modification, termination, or waiver of any provision of this Agreement, and no consent to any departure by Pledgor from the terms and conditions hereof, shall in any event be effective as to Pledgor unless the same shall be in writing and signed by the Administrative Agent and, in the case of any such amendment or modification, by Pledgor. Any such waiver or consent shall be effective only in the specific instance and for the specific purpose for which it was given.

16.	Failure or Indulgence Not Waiver; Remedies Cumulative. No failure or delay on the part of the Administrative Agent in the exercise of any power, right, or privilege hereunder shall impair such power, right, or privilege or be construed to be a waiver of any default or acquiescence therein, nor shall any single or partial exercise of any such power, right, or privilege preclude any other or further exercise thereof or of any other power, right, or privilege. All rights and remedies existing under this Agreement are cumulative to, and not exclusive of, any rights or remedies otherwise available.

17.	Severability. In case any provision in or obligation under this Agreement shall be invalid, illegal, or unenforceable in any jurisdiction, the validity, legality, and enforceability of the remaining provisions or obligations, or of such provision or obligation in any other jurisdiction, shall not in any way be affected or impaired thereby.

18.	Headings. Section and subsection headings in this Agreement are included herein for convenience of reference only and shall not constitute a part of this Agreement for any other purpose or be given any substantive effect.

19.	Counterparts. This Agreement may be executed in one or more counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument; signature pages may be detached from multiple separate counterparts and attached to a single counterpart so that all signature pages are physically attached to the same document.

20.

Marshalling. The Administrative Agent shall not be required to marshal any present or future security for (including, but not limited to, this Agreement and the Collateral), or other assurances of payment of, the Secured Obligations or any of them, or to resort to such security or other assurances of payment in any particular order. All of the Administrative Agent’s rights hereunder and in respect of such security and other assurances of payment shall be cumulative and in addition to all other rights, however existing or arising. To the extent that lawfully permissible, Pledgor hereby agrees that the Administrative Agent will not invoke any law, doctrine, or principle relating to the marshalling of collateral that might cause delay in or impede the enforcement of the Administrative Agent’s rights under this Agreement or under any other instrument evidencing any of the Secured Obligations or under which any of the Secured Obligations is outstanding or by which any of the Secured Obligations is secured or payment thereof is otherwise assured, and, to the extent that Pledgor lawfully may, Pledgor hereby irrevocably waives the benefits of all such laws.

21.	Notices, Etc. Any notice or other communication in connection with this Agreement shall be in writing, and shall be delivered in accordance with the provisions of the Credit Agreement.

22.	Governing Law. This Agreement has been delivered to and accepted by the Administrative Agent and will be deemed to be made in the State of New York. THIS AGREEMENT WILL BE INTERPRETED AND THE RIGHTS AND LIABILITIES OF THE PARTIES HERETO DETERMINED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO CONFLICTS OF LAW PRINCIPLES OF NEW YORK STATE LAW OTHER THAN §5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW. Pledgor hereby irrevocably consents to the exclusive jurisdiction of any state or federal court in New York, New York; provided that nothing contained in this Agreement will prevent the Administrative Agent from bringing any action, enforcing any award or judgment or exercising any rights against Pledgor, against any security or against any property of Pledgor within any other county, state or other foreign or domestic jurisdiction. The Administrative Agent and Pledgor agree that the venue provided above is the most convenient forum for both the Administrative Agent and Pledgor. The Co-Borrowers waive any objection to venue and any objection based on a more convenient forum in any action instituted under this Agreement.

23.	Irrevocable Proxy. With respect to Article 8 Matters, Pledgor hereby irrevocably grants and appoints the Administrative Agent, from the date of this Agreement until the termination of this Agreement in accordance with its terms, as Pledgor’s true and lawful proxy, for and in Pledgor’s name, place and stead to vote the Pledged Ownership Interests in the Pledged Entity by Pledgor, whether directly or indirectly, beneficially or of record, now owned or hereafter acquired, with respect to such Article 8 Matters. The proxy granted and appointed in this Section 23 shall include the right to sign Pledgor’s name (as sole member and manager of the Pledged Entity) to any consent, certificate or other document relating to an Article 8 Matter and the Pledged Ownership Interests that applicable law may permit or require, to cause the Pledged Ownership Interests to be voted in accordance with the preceding sentence. Pledgor hereby represents and warrants that there are no other proxies and powers of attorney with respect to an Article 8 Matter and the Pledged Ownership Interests that Pledgor may have granted or appointed. Pledgor will not give a subsequent proxy or power of attorney or enter into any other voting agreement with respect to the Pledged Ownership Interests with respect to any Article 8 Matter and any attempt to do so with respect to an Article 8 Matter shall be void and of no effect. THE PROXIES AND POWERS GRANTED BY PLEDGOR PURSUANT TO THIS AGREEMENT ARE COUPLED WITH AN INTEREST AND ARE GIVEN TO SECURE THE PERFORMANCE OF PLEDGOR’S OBLIGATIONS UNDER THIS AGREEMENT.

[Remainder of page intentionally left blank; signature pages follow]

IN WITNESS WHEREOF, intending to be legally bound, Pledgor and the Administrative Agent have caused this Agreement to be executed as of the date first above written.

PLEDGOR: THE GC NET LEASE (REDMOND) MEMBER, LLC, a Delaware limited liability company

By:	THE GC NET LEASE REIT OPERATING PARTNERSHIP, L.P., a Delaware limited partnership

	By:	GRIFFIN CAPITAL NET LEASE REIT, INC., a Maryland corporation, its General Partner

	By:	/s/ Joseph E. Miller
	Name:	Joseph E. Miller
	Title:	Chief Financial Officer

[Signature Page to Pledge Agreement]

The undersigned hereby (a) joins in the above Agreement for the sole purpose of consenting to the terms thereof, (b) agrees to cooperate fully and in good faith with the Administrative Agent, and Pledgor in carrying out this Agreement, and (c) waives any transfer or other Contractual Obligations, Organizational Documents or other restrictions (other than under any applicable securities laws) which otherwise might apply to the granting of the pledges and security interests hereunder, or to the exercise by the Administrative Agent of the rights and remedies provided in this Agreement, including without limitation, with respect to all Collateral defined and otherwise described herein, so as to permit (x) Pledgor to enter into and perform Pledgor’s obligations under this Agreement, and (y) the Administrative Agent’s exercise of the Administrative Agent’s rights and remedies hereunder.

IN WITNESS WHEREOF, intending to be legally bound, the undersigned has caused this Agreement to be executed as an instrument under seal of the date first above written.

THE GC NET LEASE (REDMOND) INVESTORS, LLC, a Delaware limited liability company

By:	THE GC NET LEASE (REDMOND) MEMBER, LLC, a Delaware limited liability company

	By:	THE GC NET LEASE REIT OPERATING PARTNERSHIP, L.P., a Delaware limited partnership

		By:	GRIFFIN CAPITAL NET LEASE REIT, INC., a Maryland corporation, its General Partner

	By:	/s/ Joseph E. Miller
	Name:	Joseph E. Miller
	Title:	Chief Financial Officer

[Signature Page to Pledge Agreement]

SCHEDULE A

Pledged Ownership Interests

Pledgor	Membership Interest in Pledged Entity: THE GC NET LEASE (REDMOND) INVESTORS, LLC	% of Ownership
THE GC NET LEASE (REDMOND) MEMBER, LLC	100%	100%
Total	100%	100%

Schedule A-1